UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: May 3, 2007

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

The information in this Item 2.02 of this Current Report is being furnished pursuant to Item 2.02 of Form 8-K and according to general instruction B.2. thereunder, the information in this Item 2.02 of this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

On May 3, 2007, Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), announced the results of its operations for the three months ended March 31, 2007. Additional information is included in the Company’s press release dated May 3, 2007, which is attached hereto as Exhibit 99.1.

Item 8.01 – Other Events

On May 3, 2007, the Company announced that it has expanded its multi-purpose supply vessel (MPSV) program to include one 430-ft. new generation DP-3 MPSV to be constructed at a European shipyard with an anticipated third quarter 2009 delivery. The new DP-3 vessel to be constructed will be included in the Company’s MPSV program, which currently consists of two U.S.-flagged coastwise sulfur tankers that are being converted into 370-ft. new generation DP-2 MPSVs. Based on current internal estimates, the aggregate total project budget for these three vessels, before construction period interest, is now expected to be in the $250.0 million to $270.0 million range, depending on final vessel configurations. The Company plans to fund the incremental cost of this DP-3 newbuild MPSV from current cash on-hand and projected free cash flow. The Company also has an exclusive four-year option to construct two additional “sister vessels” based on the same DP-3 MPSV design at a U.S. shipyard of its choice, which, if built, would qualify for domestic coastwise trade under the Jones Act. Additional information is included in the Company’s press release dated May 3, 2007, which is attached hereto as Exhibit 99.2.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release, dated May 3, 2007

99.2	Press Release, dated May 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: May 3, 2007	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 3, 2007

99.2	Press Release, dated May 3, 2007

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